Exhibit 4.23

CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

CLINICAL SUPPLY SERVICES AGREEMENT FOR BCMA CAR-T PRODUCT

This amendment #1 (hereinafter “Amendment”) is effective as of the date of last signature below and entered into by and among Janssen Research & Development, LLC with registered offices at 920 US Route 202, Raritan, NJ 08869 (hereinafter referred to as “Company”), Legend Biotech USA Inc. with registered offices at 2101 Cottontail Lane, Somerset, NJ 08873 (hereinafter referred to individually as “Legend” and collectively with Company as “Collaboration Partners”) and Novartis Pharmaceuticals Corporation with registered offices at One Health Plaza, East Hanover, NJ 07936 (hereinafter referred to as “Provider”). Company, Legend and Provider may be hereinafter referred to collectively as the “Parties” and individually as a “Party”. This Amendment amends the Master Technology Transfer, Manufacturing and Clinical Supply Services Agreement for BCMA CAR-T Product with an Effective Date of April 12, 2023 by and among Company, Legend and Provider (the “Agreement”). All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Company, Legend and Provider find it in their respective interests to amend the Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants herein contained, the Parties hereto agree as follows:

1.Exhibit F to the Agreement is hereby replaced with the new Exhibit F attached hereto.

1.Except as specifically amended hereby, all terms of the Agreement remain in full force and effect. In the event of any conflict between the Agreement and this Amendment, the provisions of this Amendment shall prevail.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives, on the date set forth below, each Party acknowledging receipt of one copy.

The Parties explicitly agree to execute this Amendment by way of an electronic signature and agree this shall constitute a valid and enforceable agreement between the Parties. The present Amendment is made in pdf-version which is signed electronically by each Party.

Janssen Research & Development, LLC	Novartis Pharmaceuticals Corporation

By: [***] Name: [***] Title: [***] Date: December 13, 2023	By: [***] Name: [***] Title: [***] Date: December 11, 2023

Legend Biotech USA Inc.

By: /s/ Ying Huang______________ Name: Ying Huang Title: CEO Date: December 13, 2023

Exhibit F
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